Exhibit 5.14

CONSENT OF EXPERT

May 3, 2016

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 (the “Registration Statement”) (File No. 333- 210911) of Endeavour Silver Corp. (the “Company”).

Ladies and Gentlemen,

The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.

The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the following technical reports of which the undersigned is an author:

“NI 43-101 Technical Report Preliminary Economic Assessment for the Terronera Project, Jalisco State, Mexico” effective March 25, 2015 and dated April 30, 2015